Exhibit 15.1

October 30, 2025
The Board of Directors and Shareholders of IDACORP, Inc.
1221 W. Idaho Street
Boise, Idaho 83702
We are aware that our report dated October 30, 2025, on our review of the interim financial information of IDACORP, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, is incorporated by reference in Registration Statement Nos. 333-287573, 333-125259 and 333-159855 on Form S-8 and Registration Statement Nos. 333-275318 and 333-285140 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho